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                                                                    Exhibit 10.1

                      CHANGE OF CONTROL/SEVERANCE AGREEMENT

      THIS CHANGE OF CONTROL/SEVERANCE AGREEMENT (the "Agreement") is entered into by and between EvergreenBank (the "Bank"), a Washington state-chartered bank, and ______________ (the "Executive"), effective as of _____________, 2005
(the "Commencement Date").

      WHEREAS, the Executive is currently employed by the Bank in the capacity of President and Chief Executive Officer; and

      WHEREAS, the Bank wishes to ensure that the Executive will be available to assist the Board of Directors of the Bank in responding to and, if deemed appropriate by the Board, completing any proposed change of control (as defined herein) of the Bank or of its holding company, EvergreenBancorp, Inc. (the "Holding Company");

      NOW, THEREFORE, the Bank and the Executive agree as follows:

      1. CERTAIN DEFINITIONS.

      (a) The term "Change of Control," for purposes of this Agreement, means:
(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Holding Company or any Consolidated Subsidiaries (as hereinafter defined), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Bank or the Holding Company representing 50% or more of the combined voting power of the Bank's or Holding Company's outstanding securities; (ii) individuals who are members of the Board of Directors of the Holding Company (the "Board") on the Commencement Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Commencement Date whose election was approved by a vote of at least one-half (1/2) of the directors comprising the Incumbent Board or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an incumbent Board or who was appointed as a result of a change at the direction of the Federal Reserve Board or the Federal Deposit Insurance Corporation ("FDIC"), shall be considered a member of the Incumbent Board; (iii) the stockholders of the Holding Company approve a merger, consolidation or acquisition of the Holding Company or the Bank, with or by any other corporation or entity, other than (1) a merger, consolidation or acquisition which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation

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effected to implement a recapitalization of the Holding Company or the Bank (or similar transaction) in which no person (as hereinabove defined) acquires more than 50% of the combined voting power of the Holding Company's then outstanding securities; or (iv) the stockholders of the Holding Company approve a plan of complete liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company of all or substantially all of the Holding Company's or the Bank's assets (or any transaction having a similar effect); provided that the term "Change of Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company or a change in the composition of the Board at the direction of the Federal Reserve Board or the FDIC. Upon a Change of Control, the provisions hereof shall become immediately operative.

      (b) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Holding Company that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to subsection (b) thereof) that includes the Bank.

      (c) The term "Good Reason" means only any one or more of the following:

            (i) material reduction, without Executive's consent, of Executive's salary or material elimination of any compensation or benefit plan benefiting Executive, unless the reduction or elimination is generally applicable to substantially all Bank employees (or employees of a successor or controlling entity of the Bank), or, if applicable, to similarly situated executives of other companies within the same multiple-employer benefit plan, formerly benefited;

            (ii) the assignment to Executive without his consent of any authority or duties materially lesser than Executive's responsibilities as of the date of this Agreement;

      (d) The term "Termination for Cause" means termination of the employment of the Executive because of the Executive's dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform duties or gross negligence in such performance, insubordination, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement or any other agreement between Executive and the Bank or the Holding Company.

      2. OTHER COMPENSATION AND TERMS OF EMPLOYMENT. This Agreement is not an employment agreement and shall not be construed as such or as providing the Executive any right to be retained in the employ of the Holding Company or the Bank or any affiliate thereof. Accordingly, except with respect to the Change of Control severance benefits, this Agreement shall have no effect on the determination of any compensation payable by the Bank to Executive, or upon any of the terms of Executive's employment with the Bank. Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Executive's employment during the term of this Agreement


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with or without notice for any reason. The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to Executive upon a termination of employment with the Bank pursuant to employee benefit plans of the Bank or otherwise.

      3. TERMINATION OF THE AGREEMENT.

      (a) This Agreement may be terminated unilaterally by the Bank, but only as of a prospective effective date which follows by at least 15 months the date that written notice is given to Executive that the Bank, by a vote of at least a majority of its directors, has determined to terminate the Agreement, subject to earlier termination, as provided herein.

      (b) This Agreement shall automatically terminate and the Executive shall not be entitled to any payment or benefit hereunder in the event a termination occurs by reason of a voluntary retirement, voluntary termination other than for reasons specified in Section 1(c) hereof, disability, death, or Termination for Cause.

      4. SEVERANCE BENEFITS.

      (a) In the event the Bank or the Holding Company receives any proposal or offer which could result in a Change of Control, the Executive will, at the Board's request, assist the Board in evaluating such proposal or offer, and the Executive agrees that he will not resign his position with the Bank during any period from the receipt of such a Change of Control proposal up to the closing of the transaction contemplated by the proposal, if the contemplated transaction is not terminated before closing. If after a Change of Control, the Bank terminates the Executive's employment other than for Termination for Cause or the Executive terminates employment with the Bank for Good Reason, and such termination occurs within twelve (12) months following a Change of Control, the Bank shall: (i) pay the Executive (or in the event of Executive's subsequent death, executive's beneficiary or estate, as the case may be), as severance pay, a sum equal to two (2) times Executive's annual compensation. For purposes of this Agreement, "annual compensation" shall mean Executive's W-2 income (before salary deferral) received from the Bank for the calendar year ending before, or simultaneously with, the effective date of the Change of Control. Such amount shall be paid to Executive in a lump sum no later than sixty (60) days after the date of Executive's termination; and (ii) cause to be continued for twelve (12) months after the effective date of termination, life, medical, dental, and disability coverage substantially identical to the coverage maintained by the Bank or the Holding Company for the Executive immediately prior to the effective date of termination, except to the extent such coverage may be changed in its application to all Bank or Holding Company employees on a nondiscriminatory basis.

      (b) The Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 4(a) of this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 4(a) of this Agreement be reduced by any compensation earned or benefit received by the Executive as the result of employment by another employer.


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      5. ASSIGNMENT.

      (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Bank, to expressly assume and agree to perform the Bank's obligations under this Agreement.

      (b) This Agreement shall be binding upon and inure to the benefit of the Executive and the Bank, and their respective successors and assigns.

      6. LIMITATIONS ON PAYMENTS RELATED TO SEVERANCE BENEFITS. The following apply, notwithstanding any other provision of this Agreement:

      (a) If the severance benefits payable hereunder, together with any other payments made or to be made to or for the benefit of the Executive, would be a "parachute payment," then the payment hereunder shall be reduced so that the total amount of all such payments equals $1 less than the maximum amount which does not constitute a "parachute payment". The term "parachute payment" shall have the meaning defined in Section 280G of the Code; and

      (b) The Bank shall not be obligated to make, and the Executive shall not be entitled to receive, any payment under this Agreement if such payment would constitute a "golden parachute" payment prohibited by 12 U.S.C. 1828(k) or 12 CFR Section359.0 et seq. The Bank shall have no liability to the Executive under or in relation to this Agreement for any payment that would be a prohibited "golden parachute" payment.

      7. CONFIDENTIALITY AND NONCOMPETITION.

      (a) CONFIDENTIALITY. From the date of this Agreement the Executive will not, directly or indirectly, disclose to any third party not affiliated with the Bank, Confidential Information of the Bank, its Holding Company or subsidiaries and affiliates, except as to any of the Confidential Information which shall be or become in the public domain or shall be required to be disclosed by applicable laws or regulations, any judicial or administrative authority or stock exchange rule or regulation. For the purposes of this Paragraph 7(a), "Confidential Information" shall mean: (i) internal policies and procedures,
(ii) financial information, (iii) marketing strategies, (iv) customer information, and (v) other non-public information relating to the business or financial condition of the Bank, its Holding Company or subsidiaries and affiliates.

      (b) NONCOMPETITION. During the one (1) year period following a Change of Control or a termination of Executive's employment resulting in Executive's actual receipt of severance benefits hereunder ("Restricted Period"), the Executive shall not engage in


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Competition with the Bank, its Holding Company or subsidiaries and affiliates.
For purposes of this Paragraph 7(b), "Competition" shall mean the Executive engaging in or otherwise being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities in Washington state of any business or organization in the financial services industry in direct competition with the Bank, its Holding Company or subsidiaries and affiliates, but shall not preclude the Executive becoming the registered or beneficial owner of up to two percent (2%) of any class of capital stock of any such corporation which is registered under the Securities Exchange Act of 1934, as amended, provided the Executive does not actively participate in the business of such corporation until expiration of the Restricted Period.

      8. DELIVERY OF NOTICES. For the purposes of this Agreement, all notices and other communications to any party hereto shall be in writing and shall be deemed to have been duly given when delivered or sent by certified mail, return receipt requested, postage prepaid, to the party's address identified herein.

      9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties concerning its subject matter and supersedes all prior agreements, correspondence, representations, or understandings between the parties relating to its subject matter.

      10. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

      11. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

      12. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity of the other provisions hereof.

      13. GOVERNING LAW AND VENUE. To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of Washington. The parties must bring any legal proceeding arising out of this Agreement in King County, Washington.

      14. WITHHOLDING. All payments required to be made by the Bank hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

      15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.


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      16. ARBITRATION. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's Commercial Arbitration Rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one person to choose an arbitrator and those two persons will select a third person to serve as arbitrator and hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees. All proceedings will be held at a place designated by the arbitrator in King County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    EVERGREENBANK

                                    By:     ____________________________________
                                            Stan W. McNaughton
                                    Its:    Chairman

                                    Address:   301 Eastlake Avenue East
                                               Seattle, Washington 98109

                                    EXECUTIVE


                                    ------------------------------------------
                                    [Executive]

                                    Address:   301 Eastlake Avenue East
                                               Seattle, Washington 98109


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